UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2004

Columbia Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-24302	52-1545782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7168 Columbia Gateway Drive, Columbia, Maryland 21046

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (410) 423-8000

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On February 6, 2004, The Columbia Bank (the “Bank”), a wholly owned subsidiary of Columbia Bancorp, entered into a data processing services agreement with Delmarva Bank Data Processing Center, Inc. (“DDC”) for a five year period beginning on the date of conversion of data, estimated to be September 16, 2004. The Bank’s current data processing services agreement with Metavante Corporation expires on October 6, 2004. The Bank also entered into a software user agreement with Kirchman Corporation (“Kirchman”) for a corresponding period, which provides for the use of the data processing software to be operated by DDC. The Bank, subject to regulatory approval, will become a 20% owner of DDC.

(Signature on following page.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANCORP

/s/ John A. Scaldara, Jr.
Name: John A. Scaldara, Jr.
Title: President

Date: February 10, 2004